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                                                                    EXHIBIT 23.1


                          Independent Auditors' Consent

The Board of Directors
SUPERVALU INC.:

We consent to incorporation by reference in the Registration Statements No. 33-28310, No. 33-16934, No. 2-56896, No. 33-50071, No. 333-10151, No. 333-24813,
No. 333-61365, No. 333-72851, No. 333-89157, No. 333-32354, No. 333-32356, No.
333-43538 and No. 333-44570 on Form S-8 and No. 33-56415, No. 333-94965, No.
333-43538 and No. 333-81252 on Form S-3 of SUPERVALU INC., of our reports dated April 3, 2002, except as to the note entitled "Restatement," which is as of July 1, 2002, relating to the consolidated balance sheets of SUPERVALU INC. and subsidiaries as of February 23, 2002 and February 24, 2001, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the fiscal years in the three-year period ended February 23, 2002, and the related schedule, which reports appear in the 2002 annual report on Form 10-K/A of SUPERVALU INC.


                                           /s/ KPMG LLP


Minneapolis, Minnesota
July 26, 2002